UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 6, 2013

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

EpiCept Corporation held a Special Meeting of Stockholders on August 6, 2013. Holders of an aggregate of 113,754,030 shares of EpiCept’s Common Stock were entitled to vote at the meeting, of which 75,824,213 were present in person or represented by proxy. At the Special Meeting on August 6, 2013, the stockholders voted as follows:

Proposal One. To amend EpiCept’s certificate of incorporation to effect a reverse stock split of the outstanding common stock at a ratio of one-for-forty, subject to an adjustment not to exceed 25%, as reasonably determined by the Board of Directors to be in the best interest of EpiCept’s stockholders.

Total Votes For	Total Votes Against	Total Votes Abstained
69,282,519	4,060,654	2,481,040

The amendment to EpiCept’s certificate of incorporation was approved.

Proposal Two. To amend EpiCept’s certificate of incorporation to change the company’s name to “Immune Pharmaceuticals Inc.”

Total Votes For	Total Votes Against	Total Votes Abstained
70,915,999	2,417,868	2,490,346

The amendment to EpiCept’s certificate of incorporation was approved.

Proposal Three. To adjourn the Special Meeting of Stockholders if necessary.

Total Votes For	Total Votes Against	Total Votes Abstained
64,685,077	3,252,099	7,887,037

The adjournment of the Special Meeting of Stockholders if necessary was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

August 7, 2013	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Interim Chief Executive Officer